UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2022

KORE Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	(001-40856)	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3700 Mansell Road, Suite 300

Alpharetta, GA 30022

877-710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Romil Bahl

President and Chief Executive Officer

3700 Mansell Road, Suite 300

Alpharetta, GA 30022

877-710-5673

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	The New York Stock Exchange
Warrants to purchase common stock	KORE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2022, KORE Group Holdings, Inc. (the “Company”), KORE Wireless Group Inc. (“KORE Wireless”) and Jack W. Kennedy Jr., the Company’s Executive Vice President, Chief Legal Officer and Secretary, entered into an employment agreement (the “Kennedy Employment Agreement”).

On March 15, 2022, the Company and KORE Wireless entered into amended and restated employment agreements (each, an “Amended and Restated Employment Agreement” and collectively with the Kennedy Employment Agreement, the “Employment Agreements”) with each of Bryan Lubel, the Company’s Executive Vice President of Connected Health, Tushar K. Sachdev, the Company’s Executive Vice President and Chief Technology Officer, and Louise P. Winstone, the Company’s Executive Vice President and Chief Human Resources Officer, to supersede each of Messrs. Lubel’s and Sachdev’s and Ms. Winstone’s existing employment agreements.

Each Employment Agreement provides for an initial five-year term subject to automatic one-year renewal terms thereafter, unless either the Company or the executive party thereto provides 30 days’ advance written notice of its intent not to renew the term.

Pursuant to their respective Employment Agreement, each executive is entitled to the following salaries: for each of Messrs. Kennedy and Sachdev and Ms. Winstone, $300,000, and for Mr. Lubel, $330,000. Each executive’s salary will be reviewed annually by the Company’s Board of Directors (the “Board”) solely for upward adjustment at the Board’s discretion. Each Employment Agreement also provides that each executive is eligible to earn an annual bonus, with a target bonus opportunity of 75% of his or her base salary. Each executive is entitled to receive severance payments and benefits upon a qualifying termination of his or her employment by the Company Without Cause (as defined in the Employment Agreements and which includes a termination due to non-extension of the employment term by the Company) or by such executive for Good Reason (as defined in the Employment Agreements) consisting of the following, in addition to accrued benefits: (i) any annual bonus earned but unpaid with respect to the Company’s fiscal year ending on or preceding the date of termination (the “Prior Year Bonus”), (ii) payment of base salary in effect immediately preceding the date of termination (or, if greater, such executive’s base salary in effect immediately preceding a material reduction in such executive’s then current base salary, for which such executive has terminated his or her employment for Good Reason) equal to 12 months (the “Severance Period”), payable in accordance with the established payroll practices of the Company; (iii) a prorated annual bonus for the fiscal year in which the termination occurs, calculated based on actual achievement and paid at the same time annual bonuses are generally paid to other executives for the relevant year (the “Prorated Bonus”), (iv) continuation of any health care (medical, dental and vision) plan coverage provided to such executive and his or her dependents during the Severance Period (or cash payments in lieu of such benefits if such continuation is not feasible under the terms of the plan or program pursuant to which coverage is provided or the Company reasonably determines that such continuation would adversely affect the tax status of such plan or program; provided that such continued coverage (or payments, as applicable) will terminate in the event such executive becomes eligible for coverage under another employer’s plans, and (v) all unvested equity or equity-based awards in the Company or its affiliates that vest solely based on passage of time will automatically vest.

If any of such executive’s employment terminates by reason of his or her death or Disability (as defined in the Employment Agreements), in addition to any accrued benefits, such executive (or such executive’s estate, as applicable) is entitled to receive payment of any Prior Year Bonus and the Prorated Bonus, as well as any benefits to which he or she is entitled by law (at such executive’s sole expense) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

Any severance benefits or payments payable pursuant to an executive under his or her respective Employment Agreement are subject to his or her execution of a release of claims. Pursuant to the Employment Agreements, while employed by the Company (or any subsidiary or affiliate of the Company) and during the 24-month period following termination, each executive is subject to non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality.

The foregoing descriptions of the material terms of the Employment Agreements are not complete and are qualified in their entirety by reference to the full text of the Employment Agreements attached hereto as Exhibits 10.1 through 10.4.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this current report:

Exhibit No.	Description

10.1	Employment Agreement by and between Jack W. Kennedy Jr., the Company and KORE Wireless, dated March 10, 2022.

10.2	Amended and Restated Employment Agreement by and between Bryan Lubel, the Company and KORE Wireless, dated March 15, 2022.

10.3	Amended and Restated Employment Agreement by and between Tushar K. Sachdev, the Company and KORE Wireless, dated March 15, 2022.

10.4	Amended and Restated Employment Agreement by and between Louise P. Winstone, the Company and KORE Wireless, dated March 15, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: March 16, 2022	By:	/s/ Jack W. Kennedy Jr.
	Name:	Jack W. Kennedy Jr.
	Title:	Executive Vice President, Chief Legal Officer & Secretary